UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material under ss. 240.14a-12

                               HUGHES SUPPLY, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.:_________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:___________________________________________________________

THIS FILING CONSISTS OF MATERIALS PUBLISHED IN THE ORLANDO SENTINEL IN RESPONSE TO AN ARTICLE PREVIOUSLY PUBLISHED IN A FEBRUARY 17, 2006 ISSUE OF THE ORLANDO SENTINEL.


FEBRUARY 28, 2006
ORLANDO SENTINEL
LETTERS EDITOR


This is to clarify the February 17 article by Susan Strother Clarke concerning the Home Depot purchase of Hughes Supply headlined "Execs Get Sweet Supply of Cash."

The fact is that most of the payments she cites as being excessive are for stock and retirement benefits which are already owned and otherwise earned. We have thousands of employees who own stock outright, through stock options, payroll deductions and 401K plans. There are Board members who have owned stock since the initial public offering in 1970. Personally, I went 34 years without selling a single share.

Most good companies have change in control provisions because it is difficult to recruit and retain top executives like Tom Morgan, David Bearman, and Neal Keating without some assurance that they won't lose everything in the event of a takeover.

Our Company was founded in Orlando in 1928 and the original Founders turned things over to me in 1972. Since then, we have tried to establish a reputation for fairness and conservatism while creating $3.2 billion in shareholder value and nearly 10,000 jobs.

I agree with Ms. Clarke that CEO's and many top executives at other companies are overpaid but that has not been the case at Hughes.


David Hughes
Chairman
Hughes Supply, Inc.

                                    * * * * *

           In connection with the proposed merger, Hughes Supply has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

           Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's definitive proxy statement dated February 27, 2006, for its Special Meeting of Shareholders, relating to the merger.